     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2000
                                                             FILE NO. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               PURCHASESOFT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                           13-2897997
 (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                7301 OHMS LANE, SUITE 220, EDINA, MINNESOTA 55439
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                              --------------------

                               PURCHASESOFT, INC.
                             1994 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              --------------------

                              JEFFREY B. PINKERTON
                      Chief Executive Officer and President
                               PURCHASESOFT, INC.
                            7301 Ohms Lane, Suite 220
                             Edina, Minnesota 55439
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (612) 941-1500
           TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE

                              --------------------

                                   COPIES TO:

                               JULIO E. VEGA, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                        Boston, Massachusetts 02110-1726
                                 (617) 951-8000

                         CALCULATION OF REGISTRATION FEE

 --------------------------------------------------------------------------------------------------------------
                                                              PROPOSED            PROPOSED
                                           AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
              TITLE OF                      TO BE          OFFERING PRICE        AGGREGATE         REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE       OFFERING PRICE (1)         FEE
 --------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value...................         33,333              $3.22            $107,332.26           $28.34
================================================================================================================

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of 33,333 shares, being the aggregate number of shares of Common Stock available for issuance upon exercise of options to be granted under the Plan, at an exercise price of $3.22 per share, which is the average of the bid and ask price reported on the Over The Counter Bulletin Board on April 17, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by PurchaseSoft, Inc. (the "REGISTRANT"or the "COMPANY") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1999; (2) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since the end of the Registrant's 1999 fiscal year; and (3) the description of the Common Stock contained in the Registrant's registration statement on Form 8-A filed with the SEC under section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

         The Certificate of Incorporation and the By-Laws of the Company provide for advancement of expenses and indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

         The Registrant has entered into Registration Rights Agreements that provide for indemnification by the Registrant of certain of the selling stockholders against certain liabilities under the Securities Act, the Securities Exchange Act, states securities laws, or otherwise, and provides for indemnification by certain of the selling stockholders of the Registrant and its directors, its officers and certain control persons against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws, or otherwise.

         The Company intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:


4.1      Certificate of Incorporation of the Company. (1)

4.2      By-laws of the Company. (1)

4.3      The Company's Amended and Restated 1994 Stock Option Plan.

5.0 Opinion and Consent of Bingham Dana LLP with respect to the legality of the shares being registered.

23.1     Consent of Bingham Dana LLP (included in Exhibit 5.0).

23.2     Consent of PricewaterhouseCoopers LLP.

24.0     Power of Attorney (included in signature page to Registration
         Statement).

(1) Incorporated herein by reference to the Company's Report on Form 8-K, filed on November 25, 1998.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "SECURITIES ACT"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on this 18 day of April, 2000.

                                    PURCHASESOFT, INC.

                                    By:   /s/ Jeffrey B. Pinkerton
                                        -------------------------------------
                                          Jeffrey B. Pinkerton
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Jeffrey B. Pinkerton and Philip D. Wolf and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                      SIGNATURE                                TITLE                                  DATE
                      ---------                                -----                                  ----
     /s/ Jeffrey B. Pinkerton
    ----------------------------                  Chief Executive Officer,  President and        April 18, 2000
     Jeffrey B. Pinkerton                         Director (Principal Executive Officer)

     /s/ Philip D. Wolf
    ----------------------------                  Chief Financial  Officer,  Treasurer           April 18, 2000
     Philip D. Wolf                               and Assistant  Secretary  (Principal
                                                  Financial and Accounting Officer)
     /s/ J. Murray Logan
    ---------------------------                   Chairman of the Board of Directors             April 18, 2000
     J. Murray Logan

     /s/ Brad I. Markowitz
    ---------------------------                   Director                                       April 18, 2000
     Brad I. Markowitz

     /s/ Donald S. LaGuardia
    ---------------------------                   Director                                       April 18, 2000
     Donald S. LaGuardia

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                   DESCRIPTION                                     PAGE NO.
-------                                ---------------                                   --------
4.1      Certificate of Incorporation of the Company. (1)

4.2      By-laws of the Company. (1)

4.3      The Company's Amended and Restated 1994 Stock Option Plan.                      7 - 14

5.0      Opinion and Consent of Bingham Dana LLP with respect to the legality               15
         of the shares being registered.

23.1     Consent of Bingham Dana LLP (included in Exhibit 5.0).                             15

23.2     Consent of PricewaterhouseCoopers LLP.                                             16

24.0     Power of Attorney (included in signature page to Registration Statement).           5




(1) Incorporated herein by reference to the Company's Report on Form 8-K, filed on November 25, 1998.